UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

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Crown Castle Inc.
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Crown Castle Files Investor Presentation Highlighting Clear

Strategic Plan and Refreshed, Experienced Board to Drive Shareholder Value Creation

The Company’s Board, alongside newly appointed CEO Steven Moskowitz, is taking action to improve performance, unlock value within the fiber and small cell business, and create a stronger and more valuable Crown Castle

Ted Miller’s demands to take de facto control of the Company, along with three of his friends and family, put shareholders’ investment in Crown Castle at risk

Shareholders urged to vote the WHITE proxy card or voting instruction form for ALL of Crown Castle’s highly qualified and diverse director nominees

HOUSTON, TX – MAY 3, 2024 – Crown Castle Inc. (NYSE: CCI) (“Crown Castle” or the “Company”) today announced that it has posted an investor presentation in connection with its 2024 Annual Meeting of Stockholders (the “Annual Meeting”) scheduled for May 22, 2024. Shareholders of record as of the close of business on March 28, 2024, are entitled to vote at the Annual Meeting. The presentation is available at VoteCrownCastle.com.

The Crown Castle Board of Directors issued the following statement:

“The Crown Castle Board and management team are taking decisive actions to drive sustainable and robust shareholder value creation. We have appointed Steven Moskowitz as our new CEO, who is a proven executive with extensive expertise in the tower industry, and we made substantial progress on a Board-led strategic and operating review of the Company's fiber and small cell business. As a result of these strategic steps, we are creating a stronger, more valuable Crown Castle.

“We are confident this is the right Board to oversee Crown Castle and the execution of its strategy. Our director nominees are highly qualified with valuable experience to help Crown Castle maximize shareholder value. In addition, four of our nominees, who bring leadership, financial, and tower industry expertise, have been appointed in the past year, reflecting Crown Castle’s proactive refreshment process.

“We believe Ted Miller’s top priority is to regain control of Crown Castle and its Board – and his continued self-serving antics are more likely to jeopardize the clear progress underway than constructively contribute to it. Mr. Miller has repeatedly demonstrated that he is not aligned with the interests of all shareholders. In stark contrast, we are confident our current Board is best positioned to deliver on our objectives and enhance value for shareholders.”

Highlights of the presentation include:

•	Crown Castle is taking comprehensive actions to maximize shareholder value.
o	The Board is successfully executing a clear plan of transformative value-enhancing initiatives to maximize the value present in the Company’s best-in-class assets and business model.
o	As part of these steps to reposition Crown Castle for greater shareholder value creation, the Board has:
▪	Appointed tower industry veteran Steven Moskowitz as CEO, following a robust search process.
▪	Made significant progress on its comprehensive strategic and operating review of the fiber and small cell business, including most recently engaging with multiple parties who have expressed interest in a potential transaction.
▪	Strengthened the boardroom by adding seven of our 11 current independent directors since 2020, all of whom have extensive experience and skillsets relevant to overseeing the Company’s strategy.
o	With its new CEO and a clear plan underway to drive value, Crown Castle is well positioned to further deliver for its shareholders.

•	Our refreshed, diverse and highly qualified Board of Directors is the right steward to oversee the Company’s strategy.
o	The Board has placed an emphasis on continuing to bring to the boardroom new perspectives and skills that will further its goal to drive value.
o	The eight new directors appointed since 2020 collectively bring deep expertise across the telecom, towers, and fiber industries, as well as meaningful experience as both C-Suite executives and investment professionals – including a valuable shareholder viewpoint.
o	The current Crown Castle Board has an average tenure of 5.7 years and is 54% diverse in terms of gender and ethnicity, underscoring the Board’s thoughtful approach to refreshment.
o	In its work, the Board seeks to uphold high standards of corporate governance and has consistently welcomed shareholder perspectives and concerns. In the past year alone, the Company has actively engaged with investors representing over 50% of total shares outstanding.
o	The Board has and will continue to implement actionable ideas where feasible and advance the shared goal of enhanced value creation.

•	Mr. Miller’s demands jeopardize the significant progress and value creation already underway at Crown Castle.
o	Mr. Miller appears set on installing himself on the Board as Executive Chair, or Chair in some capacity, along with his son-in-law and two of his friends. The Board believes that these individuals, who were thoroughly interviewed and evaluated by Crown Castle’s Nominating, Environmental, Social and Governance Committee, do not possess any experience or skillsets that would be additive to the Board, and instead would take the place of four of the Company’s highly qualified current directors.
o	Mr. Miller appears to be seeking control of Crown Castle, yet every near term, critical action in Mr. Miller’s plan is already under consideration by the Board. Mr. Miller has been away from the tower business for over 22 years and is seeking to have himself, his family and friends represent over one-third of the Board’s independent directors (despite owning only 0.18% of the Company’s shares).

o	Under Mr. Miller’s leadership over two decades ago, Crown Castle’s total shareholder return declined by 83% and the Company’s stock price was approximately $1.00 per share on the date of the announcement of his departure from the Board.
o	At every turn of the Board’s engagement with Mr. Miller, he has displayed what the Board believes are inconsistent and hostile actions that demonstrate a clear lack of alignment with shareholders and do not represent shareholders’ best interests.

The Crown Castle Board of Directors is committed to acting in the best interests of shareholders and unanimously recommends that shareholders vote the WHITE proxy card or voting instruction form “FOR” ONLY Crown Castle’s 12 highly qualified directors standing for election at the Annual Meeting: P. Robert Bartolo, Cindy Christy, Ari Q. Fitzgerald, Jason Genrich, Andrea J. Goldsmith, Tammy K. Jones, Kevin T. Kabat, Anthony J. Melone, Sunit S. Patel, Bradley E. Singer, Kevin A. Stephens and Matthew Thornton, III.

If you have any questions or require any assistance with voting your shares, please call the Company’s proxy solicitor:

INNISFREE M&A INCORPORATED
at
(877) 717-3904 (toll-free from the United States and Canada)
or
+1 (412) 232-3651 (from other locations).

Advisors

Morgan Stanley is serving as financial advisor, and Paul, Weiss, Rifkind, Wharton & Garrison LLP is serving as legal counsel, to the Company.

ABOUT CROWN CASTLE

Crown Castle owns, operates and leases more than 40,000 cell towers and approximately 90,000 route miles of fiber supporting small cells and fiber solutions across every major U.S. market. This nationwide portfolio of communications infrastructure connects cities and communities to essential data, technology and wireless service – bringing information, ideas and innovations to the people and businesses that need them. For more information on Crown Castle, please visit www.crowncastle.com.

CAUTIONARY LANGUAGE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. Statements that are not historical facts are hereby identified as forward-looking statements. In addition, words such as “estimate,” “anticipate,” “project,” “plan,” “intend,” “believe,” “expect,” “likely,” “predicted,” “positioned,” “continue,” “target,” “seek,” “focus” and any variations of these words and similar expressions are intended to identify forward-looking statements. Examples of forward-looking statements include (1) statements and expectations regarding the process and outcomes of Company’s Fiber Review Committee, including that it will help enhance and unlock shareholder value, (2) that the actions set forth in this press release best position the Company for long term success, including our Board’s evaluation of all paths to enhance shareholder value, (3) that the Company will benefit from the experience and insights of the directors and the new CEO, and (4) that the Company will identify the best path forward to capitalize on significant opportunities for growth. Such forward-looking statements should, therefore, be considered in light of various risks, uncertainties and assumptions, including prevailing market conditions, risk factors described in “Item 1A. Risk Factors” of the Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and other factors. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. Unless legally required, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Our filings with the SEC are available through the SEC website at www.sec.gov or through our investor relations website at investor.crowncastle.com. We use our investor relations website to disclose information about us that may be deemed to be material. We encourage investors, the media and others interested in us to visit our investor relations website from time to time to review up-to-date information or to sign up for e-mail alerts to be notified when new or updated information is posted on the site.

Important Stockholder Information

The Company filed a definitive proxy statement and a WHITE proxy card on April 11, 2024, as well as a proxy supplement and revised WHITE proxy card on April 22, 2024, with the SEC in connection with its solicitation of proxies for its 2024 Annual Meeting. THE COMPANY’S STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT AND THE PROXY SUPPLEMENT, THE ACCOMPANYING REVISED WHITE PROXY CARD, AND ANY AMENDMENTS AND SUPPLEMENTS TO THESE DOCUMENTS WHEN THEY BECOME AVAILABLE, AS THEY CONTAIN IMPORTANT INFORMATION. Stockholders may obtain the proxy statement and the proxy supplement, any amendments or supplements to these documents, and other documents as and when filed by the Company with the SEC without charge from the SEC’s website at www.sec.gov.

Participant Information

The Company, its directors, director nominees, certain of its officers, and other employees are or will be “participants” (as defined in Section 14(a) of the U.S. Securities Exchange Act of 1934, as amended) in the solicitation of proxies from the Company’s stockholders in connection with the matters to be considered at the 2024 Annual Meeting. The identity, their direct or indirect interests (by security holdings or otherwise), and other information relating to the participants is available in the Company’s definitive proxy statement on Schedule 14A filed with the SEC on April 11, 2024, in the section entitled “Beneficial Ownership of Common Stock” (on page 90) and Appendix C (on page C-1). To the extent the holdings by the “participants” in the solicitation reported in the Company’s definitive proxy statement have changed, such changes have been or will be reflected on “Statements of Change in Ownership” on Forms 3, 4 or 5 filed with the SEC (where applicable). All these documents are or will be available free of charge at the SEC’s website at www.sec.gov.

CONTACTS:

Dan Schlanger, CFO
Kris Hinson, VP & Treasurer
Crown Castle Inc.
713-570-3050

MEDIA:

Andy Brimmer / Adam Pollack
Joele Frank, Wilkinson Brimmer Katcher
212-355-4449